EXHIBIT 10.21.1


Qwest Communications Corporation
Confidential & Proprietary
             FIRST AMENDMENT TO THE PRIVATE LINE SERVICES AGREEMENT

This First Amendment to the Private Line Services Agreement No. PL 0000337-9806-01-01 (the "First Amendment") is made and entered into as of this 29th day of June, 1999 (the "First Amendment's Effective Date"), by and between Qwest Communications Corporation ("Qwest") and Electric Lightwave, Inc. ("ELI").

WHEREAS, Qwest and ELI previously entered into a Private Line Services Agreement No. PL 0000337-9806-01-01 (the "Agreement");

WHEREAS, Qwest and ELI now wish to amend the Agreement to revise certain pricing and other terms and conditions described therein, including but not limited to termination of certain leased circuits currently being provisioned under the Agreement in consideration of ELI's purchase of certain IRU rights from Qwest in those circuits, all as more particularly set forth below; and

WHEREAS, this First Amendment is also intended to resolve certain bona fide disputes existing between the Parties under the Agreement;

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Qwest and ELI agree as follows:

     1. For all new Service Orders provisioned after the First Amendment's Effective Date and any existing Service Orders installed currently, the following Base IXC Rates described in Table 1 shall be applicable in determining ELI's applicable Monthly Recurring Charges for said Facilities. The Table 1 Rates are in lieu of the rates and charges set forth in Section 3(a)-(c) of Exhibit A to the Agreement. All other charges authorized by the Agreement, including but not limited to those charges set forth in Section 3.1 (d) ("Other Charges"), shall continue to apply. Any failure on the part of Qwest to invoice these revised Base IXC Rates as of the First Amendment's Effective Date shall be remedied by a lump sum credit amount on ELI's subsequent invoices.

                   Table 1 Base IXC Rates (Per DS-0 V&H Mile)

                                   DS-1  $*
                                   DS-3  $*
                                   OC-3  $*
                                   OC-12 $*


* Material has been omitted pursuant to a request for confidential treatment.

     2. Notwithstanding Section 1 above and in consideration of the release provided for in Section 7 below, Customer shall be eligible to receive certain promotional pricing as set forth in Table 2 below for new Facilities ordered after the First Amendment's Effective Date only. The Table 2 Promotional Base IXC Rates are in lieu of the rates and charges set forth in Sections 3(a)-(c) of Exhibit A to the Agreement and Section 1 of this First Amendment. The Table 2 Promotional Base IXC Rates shall be in effect for a period not to exceed six (6) months from the Start of Service Date applicable to each such new Facility. As of the expiration of this six (6) month period, the monthly recurring rates applicable to each such new Facility shall revert to the Base IXC Rates set forth in Table 1 above. In order to receive the Table 2 Promotional Base IXC Rates, Customer agrees to a Facility Minimum Service Term of no less than eighteen (18) months from the applicable Start of Service Date for each such new Facility installed by Qwest pursuant to the Agreement.

             Table                 2  Promotional  Base IXC Rates  (Per DS-0 V&H
                                   Mile)
                                   DS-3 $*
                                   OC-3  $*
                                   OC-12 $*


        In addition, upon ELI's notice to Qwest given no later than December 15, 1999, ELI shall be eligible to receive a one-time credit equal to one
        (1) months' monthly recurring charges associated with private line services invoiced under the Agreement, exclusive of all applicable taxes, surcharges, and interconnection fees (access). Pursuant to this paragraph, ELI shall be entitled to select the month for the basis of this credit, provided, however, that the applicable months from which it may choose its one free month must be limited to those months remaining in calendar year 1999 following the First Amendment's Effective Date.

     3. For the six (6) month period following the First Amendment's Effective Date, the parties hereby agree that Qwest's obligations relating to installation intervals for new Facilities, and all associated Customer remedies relating to same, including without limitation, the specific obligations set forth in Section 8.1(B) of the Agreement, Section 1.2 of Exhibit A to the Agreement, and Schedule A-2 of Exhibit A to the Agreement (the "Interim Provisioning Period") shall not apply. During the Interim Provisioning Period and upon acceptance of a Service Order, Qwest shall notify ELI of its target date for the delivery of each such new Facility (the "Estimated Availability Date"). Any Estimated Availability Date given by Qwest to ELI shall be subject to Qwest's then current standard intervals. Qwest shall use reasonable efforts to install each such new Facility on or before the Estimated Availability Date. During the Interim Provisioning Period, however, Qwest's inability to deliver a new Facility by the Estimated Availability Date shall not be deemed Default under the Agreement. Following the Interim Provisioning Period, the parties hereby agree that the suspension of the provisioning obligations set forth in Section 8.1(B) of the Agreement,
        Section 1.2 of Exhibit A to the Agreement, and Schedule A-2 of Exhibit A to the Agreement shall cease and thereafter be in full force and effect; provided, however, that any remedy associated with same shall not apply to Facilities installed as of the expiration of the Interim Provisioning Period.

* Material has been omitted pursuant to a request for confidential treatment.

     4. During the Interim Provisioning Period, the parties hereby agree that ELI's obligations relating to minimum revenue requirements reflected in Table A-1 of Exhibit A to the Agreement shall be suspended. Following the Interim Provisioning Period, the parties hereby agree that the suspension of ELI's obligations set forth in Table A-1 of Exhibit A to the Agreement (as amended by Section 9 herein) shall cease and thereafter be in full force and effect.

     5. Section 4.6 of Exhibit A to the Agreement and all references thereto, if any, are hereby deleted in their entirety. Other than the one-time pricing revisions set forth in Sections 1 and 2 above, Qwest is under no further obligation to revise in the future the rates and other charges applicable to the Facilities installed hereunder in the absence of a mutually agreed upon written amendment to the Agreement modifying said rates and other charges.

     6. Following the First Amendment's Effective Date, in the event ELI receives a Competitive Offer from an Alternative Carrier that contains an Aggregate Price below the Facility rates and other charges described herein applicable to a new Facility requested by ELI hereunder, then Qwest may elect, within its discretion, to: (i) match the Competitive Offer; (ii) provision the requested Facility at an alternative mutually agreeable price; or (iii) declines to accept ELI's requested Service Order. If Qwest declines to accept the requested Service Order pursuant to this Section 6(iii) above, then ELI shall be entitled to a reduction of its applicable Quarterly Revenue Commitment and total Revenue Commitment in the event ELI purchases said requested Facility from the Alternative Carrier. The applicable Quarterly Revenue Commitment shall be reduced by the monthly Aggregate Price for said Facility, and the applicable total Revenue Commitment shall be reduced by the product of the monthly Aggregate Price multiplied by the number of months in the minimum service term for the requested Facility, all conditioned upon ELI providing Qwest with valid invoices reflecting the ordering of said services from the Alternative Carrier.

        In order for ELI to exercise its rights under this Section 6, ELI must provide Qwest with a written copy of the original Competitive Offer within sixty (60) days of its receipt by ELI (or, in the case where such an offer is subject to confidentiality, a sworn officer's certificate, in a form reasonably satisfactory to Qwest, certifying the terms of the Competitive Offer). As used in this Section 6, "Competitive Offer" is defined as a binding offer that: (i) is from a licensed interexchange carrier ("Alternative Carrier"); (ii) contains an "Aggregate Price" that is at least five percent (5%) lower than the total price that would be charged by Qwest to provision the Facility under the terms of the Agreement; (iii) provides for a Facility of the type that would be provisioned by Qwest hereunder; and (iv) contains terms and conditions that do not materially differ from those of this Agreement, except that with respect to a minimum monthly recurring charge requirement and term, such terms and conditions must be identical to those of this Agreement. As used herein, "Aggregate Price" shall be defined as the total price (including pass-through access/egress (or related) charges imposed by third parties (such as LECs), any monthly recurring charges, non-recurring charges, taxes, surcharges and any and all other applicable charges) that would be charged to ELI by an Alternative Carrier for the requested Facility.

     7. *

     8. Upon the First Amendment's Effective Date, Qwest shall cease provisioning the following currently installed OC-3 Facilities (hereinafter the "Terminated Leased Facilities"). Upon said termination, ELI shall be without further obligation for payment of all Rates and Charges applicable to the Terminated Leased Facilities; provided, however, that ELI shall be responsible for all Rates and Charges applicable to the Terminated Leased Facilities that have accrued prior to the First Amendment's Effective Date:

                   Chicago to Washington DC  ID# EIP000005NDN
                   Chicago to Salt Lake City ID# EIP000003NDN

     9. Upon the First Amendment's Effective Date, ELI's Revenue Commitment and Quarterly Revenue Commitment, as reflected in Table A-1 of Exhibit A to the Agreement, shall be revised downward as follows:

                             Take-or-Pay Commitment

--------------------------------------------------------------------------------
Effective Date                 Quarterly         Number of
                               Commitment        Quarters         Total
--------------------------------------------------------------------------------
07/01/99 to 12/31/07           2,647,058.82         34          $90,000,000.00
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                Total Revenue Commitment                        $90,000,000.00
--------------------------------------------------------------------------------

     10.As a condition  precedent  to the  reduction  of the  Quarterly  Revenue
        Commitment and the Revenue Commitment described in this First Amendment, ELI agrees to execute a separate Qwest IRU agreement ("IRU Agreement"), which shall provide for ELI's purchase of an IRU from Qwest in the Terminated Leased Facilities. The parties hereby agree that the terms and conditions of this Agreement shall no longer apply to the Terminated Leased Facilities as of the First Amendment's Effective Date, and further, the terms and conditions of the IRU Agreement only shall govern with respect to Qwest's provisioning of the Terminated Leased Facilities thereafter. The applicable IRU fee associated with said IRU Agreement shall not contribute to either the Quarterly Commitment or the total Revenue Commitment provided for in the Agreement.

     11.This First Amendment may be executed in counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument.

     12.Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement. Further, each reference in the Agreement to "Agreement", "hereof", "hereunder" or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature, shall be deemed to mean the Agreement as modified and amended by this First Amendment.

     13.The Agreement, as expressly amended by this First Amendment, constitutes the entire agreement of the parties hereto. All terms and conditions of the Agreement not expressly amended or modified herein shall continue to be in full force and effect and are hereby confirmed and ratified. In the event the terms of this First Amendment conflict with the terms of the Agreement, the terms of this First Amendment shall control.

* Material has been omitted pursuant to a request for confidential treatment.

         IN WITNESS WHEREOF the parties hereto have caused this First Amendment to be duly executed as of the date first written above.


QWEST COMMUNICATIONS CORPORATION



By: /s/ Greg Casey

Name: Greg Casey

Title: Sr. V.P. - Wholesale Markets


ELECTRIC LIGHTWAVE, Inc.


By:  /s/ David B. Sharkey

Name:  David B. Sharkey

Title:  President and C.O.O.